Exhibit 21.01

THE SHAW GROUP INC.
50% AND GREATER
OWNED SUBSIDIARIES
(Updated as of October 19, 2012)

NO.	ENTITY NAME
1	Aiton & Co Limited
2	American Plastic Pipe and Supply, L.L.C.
3	Arlington Avenue E Venture, LLC
4	Atlantic Contingency Constructors II, LLC
5	Atlantic Contingency Constructors, LLC
6	B.F. Shaw, Inc.
7	Bellefontaine Gas Producers, LLC
8	Benicia North Gateway II, L.L.C.
9	C.B.P. Engineering Corp.
10	Camden Road Venture, LLC
11	Coastal Estuary Services, L.L.C.
12	Coastal Infrastructure Solutions, LLC
13	Coastal Planning & Engineering, Inc.
14	Cojafex B.V.
15	Convey All Bulk, L.L.C.
16	EDS Equipment Company, LLC
17	EMCON/OWT, Inc.
18	Emergency Response Services, LLC
19	Environmental Solutions (Cayman) Ltd.
20	Environmental Solutions Ltd.
21	Environmental Solutions of Ecuador S.A. Envisolutec
22	ES3 – EBSE Shaw Spool Solutions Fabricacao de Sistemas de Tubulacao Ltda.
23	Field Services Canada Inc.
24	Field Services, LLC
25	Findlay Inn Limited Partnership
26	GFM Real Estate LLC
27	GHG Solutions, LLC
28	Great Southwest Parkway Venture, LLC
29	Greater Baton Rouge Ethanol, L.L.C.
30	HAKS Stone & Webster Joint Venture
31	High Desert Support Services, LLC
32	HL Newhall II, L.L.C.
33	HNTB-CPE, A Joint Venture, L.L.C.
34	Holding Manufacturas Shaw South America, C.A.
35	Integrated Site Solutions, L.L.C.
36	International Consultants, L.L.C.
37	IT Holdings Canada, Inc.
38	Jernee Mill Road, L.L.C.
39	Kato Road II, L.L.C.
40	KB Home/Shaw Louisiana LLC
41	Kings Bay Support Services, LLC
42	KIP I, L.L.C.
43	LandBank Properties, L.L.C.
44	LFG Specialties, L.L.C.
45	Liquid Solutions LLC
46	Lone Star Fabricators, Inc.
47	Loring BioEnergy, LLC
48	Loring Management, LLC
49	Manufacturas Shaw South America, C.A.
50	Millstone River Wetland Services, L.L.C.
51	NET Power, LLC
52	Northeast Plaza Venture I, LLC
53	Norwood Venture I, L.L.C.
54	Nuclear Energy Holdings, L.L.C.
55	Nuclear Technology Solutions, L.L.C.
56	Otay Mesa Ventures II, L.L.C.
57	Pacific Support Group LLC
58	Pike Properties I, Inc.
59	Pike Properties II, Inc.
60	Pipework Engineering and Developments Limited
61	Plattsburg Venture, L.L.C.
62	Prospect Industries (Holdings) Inc.
63	PT Stone & Webster Indonesia
64	Raritan Venture I, L.L.C.
65	S C Woods, L.L.C.
66	SELS Administrative Services, L.L.C.
67	Shaw A/DE, Inc.
68	Shaw Alaska, Inc.
69	Shaw Alloy Piping Products, LLC
70	Shaw Americas, L.L.C.
71	Shaw Asia Company, Limited
72	Shaw Beale Housing, L.L.C.
73	Shaw Beneco, Inc.
74	Shaw Biofuels, L.L.C.
75	Shaw California, L.L.C.
76	Shaw Canada L.P.
77	Shaw Capital (Cayman)
78	Shaw Capital, LLC
79	Shaw CENTCOM Services, L.L.C.
80	Shaw Chile Servicios Limitada
81	Shaw CMS, Inc.
82	Shaw Coastal, Inc.
83	Shaw Connex, Inc.
84	Shaw Constructors Two, LLC
85	Shaw Constructors, Inc.
86	Shaw Consultants International, Inc.
87	Shaw Dunn Limited
88	Shaw E & I International Ltd.
89	Shaw E & I Investment Holdings, Inc.
90	Shaw East Tennessee Solutions, LLC
91	Shaw Energy & Chemicals France SAS
92	Shaw Energy Services, Inc.
93	Shaw Environmental & Infrastructure International, LLC
94	Shaw Environmental & Infrastructure Massachusetts, Inc.
95	Shaw Environmental & Infrastructure, Inc.
96	Shaw Environmental International, Inc.
97	Shaw Environmental Liability Solutions, L.L.C.
98	Shaw Environmental, Inc.
99	Shaw Europe, Inc.
100	Shaw Export Company, S. de R. L. de C.V.
101	Shaw Fabrication & Manufacturing International, Inc.
102	Shaw Fabrication & Manufacturing, Inc.
103	Shaw Fabricators, Inc.
104	Shaw Facilities, Inc.
105	Shaw Far East Services, LLC
106	Shaw Field Services, LLC
107	Shaw FMG, LLC
108	Shaw Fronek Company (FCI), LLC
109	Shaw Fronek Power Services, Inc.
110	Shaw Ft. Leonard Wood Housing II, L.L.C.
111	Shaw Ft. Leonard Wood Housing, L.L.C.
112	Shaw GBB International, LLC
113	Shaw GBB Maintenance, Inc.
114	Shaw GBB, LLC
115	Shaw Global Energy Services, LLC
116	Shaw Global Offshore Services, Inc.
117	Shaw Global Services, LLC
118	Shaw Global, L.L.C.
119	Shaw Group Power Limited
120	Shaw Group UK Holdings
121	Shaw Group UK Limited
122	Shaw GRP of California
123	Shaw Heat Treating Service, C.A.
124	Shaw Home Louisiana, Inc.
125	Shaw Industrial Supply Co., LLC
126	Shaw Infrastructure, Inc.
127	Shaw Intellectual Property Holdings, LLC
128	Shaw International Management Services Two, Inc.
129	Shaw International, Inc.
130	Shaw International, Ltd.
131	Shaw JV Holdings, L.L.C.
132	Shaw Lancas, C.A.
133	Shaw Liquid Solutions LLC
134	Shaw Maintenance, Inc.
135	Shaw Managed Services, LLC
136	Shaw Management Services One, Inc.
137	Shaw Manpower, S. de R.L. de C.V.
138	Shaw Matamoros Fabrication and Manufacturing, S. de R.L. de C.V.
139	Shaw Meio Ambiente e Infraestrutra Ltda
140	Shaw Mexican Holdings, S. de R.L. de C.V.
141	Shaw Mexico Employment Recruiters, S. de R.L. de C.V.
142	Shaw Mexico Real Estate Holdings, S. de R.L. de C.V.
143	Shaw Mexico, L.L.C.
144	Shaw Mid States Pipe Fabricating, Inc.
145	Shaw Morgan City Terminal, LLC
146	Shaw NAPTech, Inc.
147	Shaw NC Company, Inc.
148	Shaw North Carolina, Inc.
149	Shaw Nuclear Energy Holdings (UK), Inc.
150	Shaw Nuclear Services, Inc.
151	Shaw Overseas (Far East) Ltd.
152	Shaw Overseas (Middle East) Ltd.
153	Shaw Pacific Pte. Ltd.
154	Shaw Pipe Supports, LLC
155	Shaw Power Delivery Systems, Inc.
156	Shaw Power International, Inc.
157	Shaw Power Services Group, L.L.C.
158	Shaw Power Services, LLC
159	Shaw Power Technologies, Inc.
160	Shaw Power, Inc.
161	Shaw Process and Industrial Group, LLC
162	Shaw Process Fabricators, Inc.
163	Shaw Project Services Group, Inc.
164	Shaw Property Holdings, LLC
165	Shaw Remediation Services, L.L.C.
166	Shaw Rio Grande Holdings, L.L.C.
167	Shaw Rio Grande Valley Fabrication & Manufacturing, L.L.C.
168	Shaw Services, L.L.C
169	Shaw SKE&C Middle East Ltd.
170	Shaw SSS Fabricators, Inc.
171	Shaw Stone & Webster Arabia Co., Ltd.
172	Shaw Stone & Webster International, LLC
173	Shaw Sunland Fabricators, LLC
174	Shaw Transmission & Distribution Services International, Inc.
175	Shaw Transmission & Distribution Services, Inc.
176	Shaw Tulsa Fabricators, Inc.
177	SHAW-AIM, JV
178	Shaw-Gemmo Egypt, LLC
179	So-Glen Gas Co., LLC
180	Stone & Webster Asia, Inc.
181	Stone & Webster Canada Holding One (N.S.), ULC
182	Stone & Webster Canada Holding Two, Inc.
183	Stone & Webster Construction Services, L.L.C.
184	Stone & Webster Construction Two, LLC
185	Stone & Webster Construction, Inc.
186	Stone & Webster Holding One, Inc.
187	Stone & Webster Holding Two, Inc.
188	Stone & Webster International B.V.
189	Stone & Webster International Holdings, Inc.
190	Stone & Webster International, Inc.
191	Stone & Webster Massachusetts, Inc.
192	Stone & Webster Michigan, Inc.
193	Stone & Webster Process Technologies B.V.
194	Stone & Webster Services, L.L.C.
195	Stone & Webster, Inc.
196	Stone & Webster, Inc.
197	Stone & Webster/Fluor Daniel JV
198	Strategic Asset Solutions LLC
199	The LandBank Group, Inc.
200	The Shaw Group International Inc.
201	The Shaw Group UK 1997 Pension Scheme Limited
202	The Shaw Group UK 2001 Pension Plan Limited
203	The Shaw Group UK Pension Plan Limited
204	TVL Lender II, Inc.
205	Westinghouse Electric UK Limited
206	Whessoe Piping Systems Limited
207	Whippany Venture I, L.L.C.
208	World Industrial Constructors, Inc.